Exhibit 5.1

June 23, 2008

HealthSouth Corporation 3660 Grandview Parkway, Suite 200 Birmingham, Alabama 35243
RE:	HealthSouth Corporation;

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to HealthSouth Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on June 23, 2008. The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an unspecified amount of securities of the Company for unspecified aggregate proceeds, consisting of shares of common stock of the Company, $0.01 par value per share (the "Common Stock"), shares of preferred stock of the Company, $0.10 par value per share (the "Preferred Stock"), and warrants (the "Warrants" and, together with the Common Stock and Preferred Stock, the "Securities") to purchase Common Stock or Preferred Stock, or other securities of the Company as shall be designated by the Company at the time of the offering issued pursuant to one or more warrant agreements (each, a "Warrant Agreement") proposed to be entered into between the Company and warrant agent to be named (each, a "Warrant Agent").

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

HealthSouth Corporation

June 23, 2008

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement in the form it is to be filed with the Commission on June 23, 2008;
(ii)	a specimen certificate representing the Common Stock;
(iii)

the Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, and certified by the Secretary of State of the State of Delaware (the "Certificate of Incorporation");

(iv)	the Amended and Restated By-Laws of the Company, as amended to date hereof and currently in effect, certified by the Secretary of the Company, (the "By-Laws");
(v)	a certificate, dated as of June 23, 2008, from the Secretary of State of the State of Delaware, as to the existence and good standing in the State of Delaware of the Company; and
(vi)	certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Securities and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that New York law will be chosen to govern the Warrant Agreements and that such choice is a valid and legal provision. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and

HealthSouth Corporation

June 23, 2008

representations of officers and other representatives of the Company and others and of public officials.

We have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Securities, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments that are listed on the Exhibit Index in Part II of the Registration Statement), (ii) any law, rule or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Our opinions set forth herein are limited to the General Corporate Law of the State of Delaware ("DGCL") and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made independent investigation, that such laws do not affect any of the opinions set forth herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.        With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the "Offered Common Shares"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Common Shares has

HealthSouth Corporation

June 23, 2008

been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters, (v) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) certificates in the form required under DGCL representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement, Preferred Stock designation or Warrant Agreement with respect to the Offered Common Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.         With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the "Offered Preferred Shares"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Shares in accordance with the applicable provisions of the DGCL (the "Certificate of Designation"); (v) the filing

HealthSouth Corporation

June 23, 2008

of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Shares, and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vii) certificates in the form required under DGCL representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement, Preferred Stock designation, or Warrant Agreement with respect to the Offered Preferred Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.10 per share of Preferred Stock.

3.         With respect to the Warrants to be offered by the Company pursuant to the Registration Statement (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants, the consideration to be received therefor and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; (vi) the Common Stock or the Preferred Stock relating to such Offered Warrants have been duly authorized for issuance, (vii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party

HealthSouth Corporation

June 23, 2008

thereto, and (viii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Skadden, Arps, Slate, Meagher & Flom LLP